EXHIBIT 99.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 5, 2005, is by and between Centra Software, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of April 19, 2002 (the “Agreement”);

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meaning given them in the Agreement; and

WHEREAS, pursuant to Section 26 of the Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end of the definition of “Acquiring Person”:

Notwithstanding anything in the foregoing definition nor in this Rights Agreement to the contrary, neither Saba Software, Inc., a Delaware corporation (“Saba”) nor any of its subsidiaries, shall become an Acquiring Person as a result of (i) the announcement or execution of the Agreement and Plan of Reorganization, authorized and approved by the Board of Directors of the Company at the meeting of the Board of Directors held on October 5, 2005, as it may be amended from time to time (the “Merger Agreement”), by and among Saba, Spruce Acquisition LLC and the Company or the announcement of any transactions contemplated thereby; (ii) the consummation of the Merger (as defined in the Merger Agreement) or of any other transaction contemplated by the Merger Agreement; or (iii) the announcement or execution by Saba of the Voting Agreements (as defined in the Merger Agreement), between Saba and various stockholders of the Company or the exercise by Saba of any of its rights thereunder (each of (i), (ii), (iii), (iv), and (v) are hereinafter referred to as a “Saba Transaction”).

2.            Section 3(b) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not occur as a result of any Saba Transaction.

3.            Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything in this Rights Agreement to the contrary, no Saba Transaction shall cause any Right to become exercisable in accordance with the Rights Agreement.

4.            Section 11 of the Rights Agreement is hereby amended to add the following new subsection (d) at the end thereof:

(d)          Notwithstanding anything in this Rights Agreement to the contrary, no Saba Transaction shall cause any Right to be adjusted or become eligible for exchange, or give any holders of Rights the right to exercise any Right or to receive or purchase any securities of any Person pursuant to this Section 11.

5.            This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State. The parties hereto intend that this Amendment shall be for their benefit and for the benefit of Saba and its subsidiaries.

The Company agrees that it shall not, without the prior written consent of Saba, amend the Rights Agreement in a manner which shall (i) cause Saba, or any of its subsidiaries, to become an Acquiring Person as a result of any Saba Transaction; (ii) cause a Distribution Date to occur as a result of any Saba Transaction; (iii) cause any Right to become exercisable in accordance with the Rights Agreement as a result of any Saba Transaction; or (iv) cause any Right to be adjusted or become eligible for exchange, or give any holders of Rights the right to receive or purchase any securities of any person pursuant to Section 11 as a result of any Saba Transaction.

Notwithstanding the foregoing, if Saba, or any of its subsidiaries, acquires Beneficial Ownership of any securities of the Company other than pursuant to or as contemplated by a Saba Transaction, then this Amendment shall be rescinded and be of no further force or effect.

6.            This Amendment may be executed in one or more counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

7.            In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

8.            If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

CENTRA SOFTWARE, INC.
By: /s/ Leon Navickas
Name: Leon Navickas
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By: /s/ Herbert J. Lemmer
Name: Herbt J. Lemmer
Title: Vice President